Exhibit 99.2

TIRE CRUMB VENTURE

Joint Venture Partnership (JVP)

AN AGREEMENT AMONG THE FOLLOWING PARTIES:

Wyoming Corporate Headquarters LLC

West Columbia, SC 29169 USA

50% OWNERSHIP

&

Tirex Corporation, USA

Montreal Quebec, CA

25% OWNERSHIP

&

The Stanley Group

John C. Stanley

Charleston, South Carolina, 29464 USA

Johnathan C. Stanley

Carlisle, Pa. 17013 USA

25% OWNERSHIP

The three groups, individuals and or companies mentioned above will share in the entire ownership of all shares ( 100% issued ), of TIRE CRUMB VENTURE, as described in this JVP

Initial	B.S.	Initial	JCS	Initial	LVM

TIRE CRUMB VENTURE

1.  PARTIES OF THIS Joint Venture:

This Joint Venture Partnership is hereby entered into by and between Wyoming Corporate Headquarters LLC, Tirex Corporation and The Stanley Group.

2.  PURPOSE:

The purpose of this JVP is to outline an agreement for the establishment of a working company, to be formed, which will include and is limited to the parties listed herein collectively.

3.  BACKROUND:

The Tirex Corporation has developed and designed a unique cryogenic system including proprietary, patented fracturing technology designed specifically for the purpose of processing used and rejected tires in order to reclaim rubber crumb, steel wire and poly fiber. These recyclable materials are a valuable commodity when sold back into various established and new markets that presently have an appetite for their uses and new product developments.

WCH LLC (Majority Owner) of Altgen LLC has recently been awarded the issue of a "State Wide License", from the State Tennessee, giving them the legal right to collect, store and process used and rejected tires. These tires will be collected for the purpose of an ongoing business of dismantling, separating and recycling the total of their components. WCH LLC has arranged the initial location of operations for collecting and processing those tires within a 100K +/- square foot leased facilities in the Memphis City area.

This document has been created and is being submitted for “confidential review" in order to outline and secure the·participation of all mentioned parties listed herein as "Shareholder Owners" of Tire Crumb Venture.

4.  CORPORATE STRUCTURING AND ORGANIZING:

A USA company (JV Partnership, C Corporation, LLC or other) will be formed and registered in a State agreed to by all shareholders with the appropriate "Shareholder's Agreements" in place. There will be an outline of specific responsibilities assigned to each and all shareholders identified herein.

The responsibility for capitalization will be divided according to the percentage of ownership. All capitalization will be advanced in the form of loans (debt not equity) and be written at normally acceptable commercial market rates. Any one or more shareholder may provide additional capital but will not be entitled to more or less percentage ownership or reduce any shareholder's percentage ownership for providing such additional debt capital funding.

There will be a contract negotiated, signed and sealed with JECC Mechanique Ltee, an industrial engineering and manufacturing company for the purchase, installation and servicing of a Tirex Recycling Machine (TCS2). This machine will have the capability and capacity of processing approximately 2 Million tires annually while operating 2 twelve hour shifts per day. The estimated price for the acquisition and installation of the TCS2 is $7,500,000 +/- USD.

Initial	B.S.	Initial	JCS	Initial	LVM

TIRE CRUMB VENTURE

5.  MUTUAL INTERESTS OF THE PARTIES:

The exact percentages of total ownership will be as follows:

Wyoming Corporate Headquarters LLC 50%

Tirex Corporation 25%

The Stanley Group 25%

6.  PRINCIPALS & CONTACT 'INFORMATION;

Wyoming Corporate Headquarters LLC
Mr. Brooks Stanton
(803) 586-6915
916 Riverview·Drive
West Columbia, SC 29169
brooksstanton@hotmail.com

Tirex Corporation (USA)
Mr. Louis V. Muro
(514) 256-6657
20632-2 Desjardins
Montreal Quebec, CA HIV2H1 loumuro2001@yahoo.ca

The Stanley Group John C. Stanley (843) 737-2006
Johnathan C. Stanley
(717) 462-1408
Charleston, SC 29464
tirecrumb@gmail.com

IN WITNESS WHEREOF, the parties hereto have agreed and have executed this agreement as of the written date below.

X	/s/ Brooks Stanton	12/28/2011	X	/s/ Louis V. Muro	12/29/2011
	Brooks Stanton	Date		Louis V. Muro	Date
	For: WCH LLC			For: Tirex Corporation USA

X	/s/ John C. Stanley	12/29/2011
	John C. Stanley	Date
For: The Stanley Group

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